Exhibit 10.2

Subscription Agreement

Antares Pharma, Inc.

250 Phillips Blvd., Suite 290

Ewing, New Jersey 08618

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with Antares Pharma, Inc., a Delaware corporation (the “Company”), as follows:

1.        As of the Closing (as defined below) and subject to the terms and conditions hereof, the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of units (the “Units”), each consisting of an aggregate of (i) one share (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and (ii) a warrant to purchase 0.4 of a share of Common Stock (the “Warrants”), as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $0.80 per Unit. The Company may enter into agreements similar to this Agreement with certain other investors and expects to complete sales of Units to them. The Company may accept or reject Agreements in its discretion.

2.           The Company has entered into a Placement Agent Agreement, dated July 23, 2009 (the “Placement Agent Agreement”), with Cowen and Company, LLC, Oppenheimer & Co., Inc. and Ladenburg Thalmann & Co. Inc., the placement agents (the “placement agents”) for the Offering (as defined below) that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The closing is expected to occur on or about July 29, 2009 (the “Closing”), subject to the satisfaction of certain closing conditions set forth in the Placement Agent Agreement.

3.          The offering and sale of the Units (the “Offering”) is being made pursuant to (i) an effective registration statement (the “Registration Statement”) on Form S-3 (File No. 333-158630), including the Prospectus contained therein (the “Base Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2009; (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (each, a “Free Writing Prospectus”); and (iii) a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the Offering that has been delivered to the Investor on or prior to the date hereof and will be filed with the Commission in accordance with applicable securities laws. The Prospectus, together with the documents incorporated by reference therein, and any Free Writing Prospectus is also referred to herein as the “General Disclosure Package.”

4.            On the date of Closing, the Company shall deliver to Investor (i) the Shares via the Depository Trust Company’s (“DTC”) Deposit or Withdrawal at Custodian system via the DTC instructions set forth on the signature page hereto and (ii) the Warrants in physical, certificated form to the address set forth on the signature page hereto, such Shares and Warrants to be registered in such name or names as designated by the Investor on the signature page hereto. The Shares and Warrants shall be unlegended and free of any resale restrictions.

5.           The Company’s obligation to issue and sell the Units to the Investor shall be subject to the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page (as such purchase price is adjusted pursuant to the last sentence in this Section 5) and the accuracy of the representations and warranties made by the Investor herein and the fulfillment of those undertakings herein of the Investor to be fulfilled prior to the Closing Date. The Investor’s obligation to purchase the Units shall be subject to (i) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing, including without limitation, those contained in the Placement Agency Agreement, and (ii) the condition that the placement agents shall not have (a) terminated the Placement Agent Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agent Agreement have not been satisfied. The purchase price for the Units being purchased hereunder as set forth on the Signature Page shall be reduced in an amount equal to the product of $15,000 multiplied by the percentage of Units purchased by the Investor in the Offering; such amount is intended by the Company to pay for Investor's legal fees incurred in connection with the Offering.

6.          The Company shall before the opening of trading on the NYSE Amex on the next trading day after the date hereof, issue a press release and file a Current Report on Form 8-K, together disclosing all material aspects of the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by applicable laws, rules and regulations.

7.          The Investor represents that (i) it has had full access to the General Disclosure Package prior to or in connection with its receipt of this Subscription Agreement and is relying only on such information and documents in making its decision to purchase the Units; (ii) it is acquiring the Units for its own account, or an account over which it has investment discretion, and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Units; (iii) it has had full access and reviewed that certain Form 8-K, as filed by the Company with the Commission on June 5, 2009, regarding the Company’s non-compliance with NYSE Amex continued listing standards; and (iv) is fully aware and acknowledges that the Company is currently not in compliance with NYSE Amex continued listing standards and that, although the Company has filed a plan for compliance with such standards, if the Company’s plan is not approved by NYSE Amex, the Common Stock may be delisted.

8.           The Investor has the requisite power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby.

9.           The Investor represents that neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription Agreement, engaged in any transactions in the securities of the Company or has violated its obligations of confidentiality with respect to the Offering since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby. The Investor covenants that neither it, nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed. Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Subscription Agreement.

10.           The Investor represents that, except as set forth on the signature page, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a, and it has no direct or indirect affiliation or association with any, FINRA member or an Associated Person (as such term is defined under FINRA Membership and Registration Rules Section 1011(b)) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

11.	The Company hereby represents and warrants to, and covenants with, the Investor, as follows:
•

The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

•

This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

12.          This Subscription Agreement will involve no obligation or commitment of any kind until this Subscription Agreement is accepted and countersigned by or on behalf of the Company. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Subscription Agreement shall constitute written confirmation of the Company’s sale of Units to such Investor.

13.           All covenants, agreements, representations and warranties herein will survive the execution of this Subscription Agreement, the delivery of the Units being purchased and the payment therefor.

14.	On or prior to the Closing, the Company shall deliver or cause to be delivered to the Investor the following:
(i)	this Agreement duly executed by the Company;

(ii)        a Warrant registered in the name of the Investor to purchase up to a number of Common Stock equal to 40% of the Shares to be issued to the Investor under this Agreement, with an exercise price equal to $1.00, subject to adjustment therein (such Warrant certificate may be delivered within 5 days of the Closing); and

(iii)       the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act)

15.          No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of this Agreement or the Warrant unless the same consideration is also offered to all of the parties executing a Subscription Agreement with the Company. For clarification purposes, this provision constitutes a separate right granted to each investor by the Company and negotiated separately by each investor, and is intended for the Company to treat the investors as a class and shall not in any way be construed as the investors acting in concert or as a group with respect to the purchase, disposition or voting of Units or otherwise.

16.          All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified domestic mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

•	if to the Company, to:
Antares Pharma, Inc.
250 Phillips Blvd., Suite 290,
Ewing, NJ, 08618
Fax: (215) 359-3015
Attention: Chief Financial Officer

•	With a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Fax: (215) 963-5001
Attention: Joanne R. Soslow

•	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

17.           The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

18.           The Company and the Investor agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof (i) issue a press release announcing the Offering and disclosing all material information regarding the Offering and (ii) file a current report on Form 8-K with the Securities and Exchange Commission (the “Commission”) including, but not limited to, a form of this Agreement as an exhibit thereto.

19.          This Agreement may be terminated by the Investor, as to Investor's obligations hereunder only and without effect whatsoever on the obligations of the Company, by notice to the Company, if (i) the Placement Agent Agreement is terminated by the placement agents pursuant to the terms thereof, or (ii) Closing has not occurred and the Units have not been delivered to the Investor by the close of trading on the NYSE Amex on July 31, 2009; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

20.           This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. This Subscription Agreement will be governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of law. This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Placement Agent Agreement.

[Signature page follows]

INVESTOR SIGNATURE PAGE

Number of Units (each consisting of one share of Common Stock and Warrants to purchase 0.4 of a share of Common Stock):

Purchase Price Per Unit:	$

Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: July _, 2009
Print Name:
INVESTOR	Title:
By:	Address:
Fax Number:
Taxpayer Identification Number:

Instructions for Warrants:

Exact name in which Warrants are to be registered:
Mailing address for Warrants:

Instructions for Shares:

Name of DTC Participant: (broker-dealer at which the account or accounts to be credited with the Shares are maintained)
DTC Participant Number:
Account Name:
Account Number:
Person to contact to initiate DWAC at closing:	Name:
Tel:	Email:

EXCEPTIONS TO SECTION 10:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

SUBSCRIPTION AGREEMENT

Agreed and Accepted July _, 2009:

ANTARES PHARMA, INC.

By:
Name:
Title:

Sale of the Shares purchased hereunder is made pursuant to the Registration Statement.